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                                                                    EXHIBIT 10.4

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO CERTAIN INDEBTEDNESS OF THE COMPANY TO LASALLE BUSINESS CREDIT, INC. PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED APRIL ___, 2001 AMONG THE HOLDER, LASALLE AND THE COMPANY AND INTERCREDITOR AGREEMENT DATED APRIL __, 2001 AMONG MICROSOFT, LASALLE AND THE COMPANY.


                         INTERPLAY ENTERTAINMENT CORP.
                            a Delaware corporation

                            SECURED PROMISSORY NOTE


$3,000,000                                                         April__, 2001


     FOR VALUE RECEIVED, Interplay Entertainment Corp., a Delaware corporation (the "Company"), hereby promises to pay to Brian Fargo or registered assigns (hereinafter referred to as the "Holder"), on May 1, 2002 (the "Maturity Date"), the principal sum of Three Million Dollars ($3,000,000.00), or such part thereof as then remains unpaid, and to pay interest from the date hereof on the whole amount of said principal sum remaining unpaid at a fixed rate per annum equal to the lesser of (a) six percent (6.0%) per annum, or (b) the maximum rate permitted by California law. Interest shall accrue from the date hereof and all accrued and unpaid interest shall be due and payable on the Maturity Date. Principal and interest shall be payable at the principal residence of the Holder, located at 426 Harbor Island Drive, Newport Beach, California 92660, or at such other place as Holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year. This Note may be prepaid at any time in full or in part by the Company at any time without penalty or premium.

     1.   Security Agreement; Subordination Agreement. The obligations of the
          -------------------------------------------
Company under this Note are secured pursuant to and this Note is entitled to the benefits and subject to the conditions of that certain Security Agreement of even date herewith between the Company and Holder, as the same may be amended from time to time (the "Security Agreement"). The obligations of the Company under this Note are subordinated to certain obligations of the Company to LaSalle Business Credit, Inc.("LaSalle") pursuant to the terms of that certain Subordination Agreement dated April ___, 2001 among the Holder, LaSalle and the Company (the "Subordination Agreement") and the Intercreditor Agreement dated April __, 2001 by and among Microsoft Corporation, LaSalle, and the Company ("Intercreditor Agreement"). Holder, and its successors and assigns, by its acceptance hereof, agrees to be bound by the provisions of the Security Agreement and the Subordination Agreement, copies of which may be inspected by Holder at the principal office of the Company.

     2.   Default.  If any of the following events (hereafter called "Events of
          -------
Default") shall occur:


          (a) If the Company shall default in the payment of any principal or interest due under this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or
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          (b)  If the Company shall make a general assignment for the benefit of creditors; or

          (c) If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against the Company in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company of all or any substantial part of the properties of the Company, or the Company shall commence the winding up or the dissolution or liquidation of the Company; or

          (d) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against the Company seeking reorganization, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated; or

          (e) If the Company should breach any of the covenants, representations, warranties, terms or conditions contained in the Security Agreement or in any statement or certificate at any time given or made to Holder pursuant hereto or in connection herewith and, if such breach is of a type that is curable, such breach is not cured within thirty (30) days after the Company becomes aware of such breach, or such longer period as required to cure such breach, not to exceed sixty (60) days, provided the cure of such breach is diligently pursued; or

          (f) If the Company shall fail to pay when due (whether upon acceleration or otherwise) and after passage of any applicable notice and cure periods, any payment due with respect to indebtedness for borrowed money having an aggregate principal amount of at least $15,000,000; or

          (g) If the Company shall fail to comply in any material way with (i) any agreement pursuant to which the Company shall be liable for an amount in excess of $1,000,000 upon any default thereof, or (ii) any indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties, and in any such case such failure continues after the applicable grace or notice period, if any, specified in such agreement on the date of such failure; or

          (h) If any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $1,000,000 shall be rendered, issued or levied against the Company or its property and such process shall not be waived, stayed, vacated or fully bonded within thirty (30) days after its issuance or levy, unless such judgment is covered by insurance and the insurer has acknowledged coverage in writing with respect thereto;

then, and in each and every such case, the Holder of this Note may by notice in writing to the Company declare all amounts under this Note to be forthwith due and payable (except that, in the case of an Event of Default under Sections 2(b), 2(c) or Section 2(d), this Note shall become

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immediately due and payable without notice) and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     3.   Merger, Consolidation or Sale.
          -----------------------------

          (a)  Acceleration on Merger, Consolidation or Sale. In the event of
               ---------------------------------------------
(i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, then, at the election of the Holder of this Note made by written notice given to the Company, the principal and accrued interest on this Note shall be due and payable at the closing of any such transaction.

          (b)  Notices. The Company shall give Holder written notice of such
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impending transaction not later than twenty (20) days prior to the stockholders'
meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4 and the Company shall thereafter give
Holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein nor sooner than ten (10) days after the Company has given the notice provided for herein of any material changes, provided, however, that such periods may be shortened upon the written consent of the Holder.

     4.   Transfer. Upon surrender of this Note for transfer or exchange, a new
          --------
Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

     5.   Note  Register.  This Note is transferable only upon the books of the
          --------------
Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Note as he or it appears on the Company's books at any time as the Holder for all purposes.

     6.   Loss, Etc., of  Note.  Upon receipt of evidence satisfactory to the
          --------------------
Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

     7.   Amendment, Waiver Etc., By Holder.  The terms of this Note may be
          ---------------------------------
amended or waived only upon the written consent of the Company and the Holder.

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     8.   Miscellaneous. This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of California. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys' fees.


                                     INTERPLAY ENTERTAINMENT CORP.
                                     a Delaware corporation


                                     By:
                                         ---------------------------------------
                                         Manuel Marrero, Chief Financial Officer
                                         and Secretary

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